Exhibit 10.2

PURCHASE AGREEMENT

PURCHASE AGREEMENT (this “Agreement”), dated as of November 27, 2013, by and among Regis Corporation, a Minnesota corporation with headquarters located at 7201 Metro Boulevard, Edina, Minnesota 55439 (the “Company”), and Intrepid Income Fund and Intrepid Capital Fund (such entities, including any other persons or entities purchasing Purchased Notes (as defined below) hereunder for whom the undersigned Investor holds contractual and investment authority, collectively, the “Investor”).  This Agreement, the Indenture (as defined below), the Notes, the Other Agreements and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement are collectively referred to herein as the “Transaction Documents”.

WHEREAS:

A.            The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

B.            The Investor is, as of the date hereof, a Person (as defined in Section 2(b)) capable of effecting such Purchase in accordance with the terms hereof and all applicable laws.

C.            The Company has authorized the issuance of new Senior Notes Due 2017 (as amended or modified from time to time, collectively, the “Notes”), which shall be issued pursuant to and by the provisions of an indenture to be dated on or about the Closing Date (as defined below) (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), in substantially the form attached hereto as Exhibit A.

D.            Upon the terms and conditions stated in this Agreement, the Investor will purchase for cash (the “Purchase”) a portion of the Notes.

NOW, THEREFORE, in consideration of the promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Purchase of the Notes.

(a)   Purchase. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, on the Closing Date (as defined below), the Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor, the following principal amount of the Notes for the cash purchase price specified below:

Principal Amount of Notes to be Purchased:	$ $12,500,000
(the “Purchased Notes”)

Purchase Price for Purchased Notes:	100% of the principal amount of the Purchased Notes ($12,500,000) (the “Purchase Price”).

(b)   Closing.  The date of the closing (the “Closing”) of the Purchase shall be on or about November 27, 2013 (or such later date as is mutually agreed to by the Company and the Investor) (the “Closing Date”) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below.

(c)   Closing Deliverables.  On the Closing Date, (i) the Investor shall deliver or cause to be delivered to the Company the Purchase Price, in immediately available cash in U.S. dollars, and (ii) the Company shall issue and deliver or cause to be delivered to the Investor the Purchased Notes; provided, however, that the parties acknowledge that the issuance of the Purchased Notes to the Investor may be delayed due to procedures and mechanics within the system of the Depository Trust Company (the “DTC”) and that such delay will not be a default under this Agreement so long as (A) the Company is using reasonable best efforts to effect the issuance of one or more global notes representing the Purchased Notes, (B) such delay is no longer than three business days, and (C) interest shall accrue on such Purchased Notes from the date of the Indenture.  Substantially simultaneously with the Closing, the Company shall issue an aggregate principal amount of Notes that, together with notes issued to Other Investors (as defined below), is not less than $120,000,000.

(d)   Sale of Additional Notes.  Substantially simultaneously with the Closing, the Company (i) may enter into one or more agreements (the “Other Agreements”) with one or more other Persons (the “Other Investors”) to purchase Notes, subject to the terms of the Indenture, in an aggregate principal amount that, together with the Investor’s Purchased Notes issued pursuant to this Agreement, is not less than $120,000,000 and (ii) issue additional Notes, subject to the terms of the Indenture, with one or more new Investors, so long as the purchase price for any such additional Notes is not less than $1,000 per $1,000 principal amount of Notes.

2.             Investor’s Representations and Warranties.

                The Investor hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and on the Closing Date, to the Company and Cowen and Company, LLC:

(a)   Organization and Authorization. The Investor is duly and validly existing under the jurisdiction of its organization and is qualified to do business in the jurisdiction specified below its address on Exhibit C, as applicable.  If the Investor that is signatory hereto is executing this Agreement or the other Transaction Documents to which it is a party to effect the purchase of the Purchased Notes by one or more other persons or entities, (a) such signatory Investor has all requisite discretionary authority to enter into this Agreement and such other Transaction Documents on behalf of, and bind, each such other person or entity that is purchasing Purchased Notes; and (b) Exhibit C hereto is a true, correct and complete list of (i) the name of each party acquiring (as beneficial owner) Purchased Notes hereunder, (ii) the principal amount of Purchased Notes being acquired by such Investor and (iii) the DTC Participant name of, DTC Participant contact name for, and DTC Participation number of such Investor.

(b)   No Public Sale or Distribution.  The Investor is acquiring the Purchased Notes for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Purchased Notes for any minimum or other specific term and reserves the right to dispose of the Purchased Notes at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.  The Investor is acquiring the Purchased Notes hereunder in the ordinary course of its business.  The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Purchased Notes.  The Investor understands that no public market exists for the Notes, and that there is no likelihood that a public market will ever develop for the Notes.  As used in this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department or agency thereof.

(c)   Accredited Investor Status.  The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

(d)   No Affiliate Status.  The Investor is not, and has not been during the consecutive three month period preceding the date hereof, a director, officer or “affiliate” of the Company within the meaning of Rule 144 promulgated under the Securities Act of the Company.

(e)   Investment Experience.  The Investor understands that the acquisition of the Purchased Notes involves substantial risk.  The Investor has experience as an investor in this type of securities and acknowledges that the Investor is able to fend for itself, can bear the economic risk of its investment in the Purchased Notes and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Purchased Notes on its own and protecting its own interests in connection with this investment.

(f)    Reliance on Exemptions.  The Investor understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Notes.

(g)   Information.  The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the cash purchase of the Notes that the Investor considers necessary or appropriate to make an informed investment decision with respect to the Purchase under this Agreement and that have been requested by the Investor, and has had the opportunity to review the Company’s public filings with the SEC, including, without limitation, all public filings made pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend, or affect the Investor’s right to rely on the Company’s express representations and warranties contained herein.  The Investor has reviewed the risks identified in the Company’s SEC filings under the heading “Risk Factors” or similar headings and understands that its investment in the Notes involves a high degree of risk.  The Investor has sought such accounting, legal, and tax advice that it has considered necessary to make an informed investment decision with respect to the cash purchase of the Notes.

(h)   Non-Reliance.  No offering circular or prospectus will be provided to the Investor or prepared in connection with the Purchase, and the Company and Cowen and Company, LLC will not be providing the Investor with any other material regarding the Notes or the Company prepared by the Company or any other person.  The Investor has not relied, and may not rely, on any investigation that the Company or Cowen and Company, LLC or any person acting on their behalf may conduct or have conducted with respect to the Notes or the Company; neither the Company nor Cowen and Company, LLC or any person acting on their behalf has made any representations to the Investor, express or implied, with respect thereto; and the Investor will make its own investment decision regarding the Purchase based on its own knowledge (and information it may have or that is publicly available) with respect to the Company and the Notes.

(i)    No Governmental Review.  The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes or the fairness or suitability of the investment in the Notes nor have such authorities passed upon or endorsed the merits of the offering of the Notes.

(j)    Validity; Enforcement.  This Agreement has been duly and validly authorized, executed, and delivered on behalf of the Investor and shall constitute the legal, valid, and binding obligations of the Investor enforceable against the Investor in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(k)   No Conflicts.  The execution, delivery, and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, any agreement, indenture, or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights, or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

(l)    Consents.  All consents, approvals, orders and authorizations required on the part of the Investor in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and will be effective as of the Closing Date.

(m)  Residency.  The Investor is a resident of that jurisdiction specified below its address on Exhibit C.

(n)   Certain Trading Activities.  The Investor has not directly or indirectly engaged in any purchase, sale, or Short Sales (as defined below) involving the Company’s securities since the time that the Investor was first contacted by Cowen and Company, LLC with respect to the transactions contemplated hereby.  “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sales contracts, puts, options, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign brokers.  Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that had or has knowledge of the transactions contemplated herein.

3.             Representations and Warranties of the Company.

The Company hereby makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and on the Closing Date:

(a)   Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect.  The Company has the requisite corporate power and authority to carry on its business as now conducted.

(b)   Subsidiaries.  Each Subsidiary (as defined below) that is a corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where such failure to so qualify or register would not reasonably be expected to have a material adverse effect on the Company.

(c)   Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents, to issue the Notes, and to consummate the Purchase, in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Notes, have been duly authorized by the Company’s Board of Directors and (other than the filing with the SEC of a Form D) no further filing, consent, or authorization is required by the Company, its Board of Directors or their equityholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d)   Valid Issuance.  The Purchased Notes have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and acquired by the Investor in accordance with the terms of this Agreement, will constitute the valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which such Purchased Notes are to be issued.  The issuance of the Purchased Notes will not be subject to any preemptive, participation, rights of first refusal and other similar rights.

(e)   SEC Documents; Financial Statements.  During the two years up to and including the date hereof, the Company has filed all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes, and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).    As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or are subject to normal year-end adjustments) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnotes and normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Investor that is not included in the SEC Documents, including, without limitation, information referred to in Section 2(g) of this Agreement, when considered together with the SEC Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(f)    Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, other than the information to be included in the 8-K Filing (as defined in Section 4(b)) or covered by a non-disclosure agreement with the Investor.  The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Investor regarding the Company and its “Subsidiaries” (which for purposes of this Agreement means any joint venture or entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest of 50% or more), their business, and the transactions contemplated hereby furnished by or on behalf of the Company, when considered together with the SEC Documents, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred with respect to the Company or any of its Subsidiaries or either of their respective businesses, properties, prospects, operations, or financial conditions, which, under applicable law, rule, or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(g)   No Conflict.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect.

4.             Covenants.

(a)   Further Assurances.  Each party agrees to cooperate with the other party and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, taking any action to facilitate the filing of any document or the taking of any action to assist the other parties hereto in complying with the terms of Section 4 hereof.

(b)   Disclosure of Transactions and Other Material Information.  As soon as practicable and in any event on or before 4:00 p.m., New York City Time, on the fourth business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the material terms of the Purchase and a generic description of the expected use of proceeds therefrom (the “8-K Filing”).  Upon the filing of the 8-K Filing with the SEC, no Investor shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries, or any of its respective officers, directors, employees, or agents, that is not disclosed in the 8-K Filing with the SEC in the manner described above or with the Investor covered by a non-disclosure agreement. Without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Investor in any filing, announcement, release, or otherwise, unless such disclosure is required by law, regulation, or The New York Stock Exchange.

5.             Conditions to the Company’s Obligation to Issue.

The obligation of the Company hereunder to issue the Purchased Notes to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(a)   The Investor shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)   The Investor shall have delivered to the Company the Purchase Price for the Purchased Notes, in each case in accordance with the written instructions of the Company.

(c)   The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied, and complied in all material respects with the covenants, agreements, and conditions required by this Agreement to be performed, satisfied, or complied with by the Investor at or prior to the Closing Date.

6.             Conditions to the Investor’s Obligation to Purchase.

The obligation of the Investor hereunder to purchase for cash, the Purchased Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)   The Company shall have executed and delivered to the Investor (i) each of the Transaction Documents and (ii) the Notes (for the account of the Investor as such Investor shall instruct) being purchased for cash by the Investor at the Closing pursuant to this Agreement.

(b)   The Company shall have delivered to the Investor a certificate of the Company, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company  in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Company shall have performed, satisfied, and complied in all respects with the covenants, agreements, and conditions required by the

Transaction Documents to be performed, satisfied, or complied with by the Company at or prior to the Closing Date.

(c)   The Company shall have delivered to the Investor a certificate of the Company, dated the Closing Date, executed by the Chief Executive Officer, Chief Financial Officer or an Executive Vice President of the Company certifying in such capacity and on behalf of the Company (i) as to the incumbency and signature of the officer of the Company who executed any of the Transaction Documents; and (ii) as to the adoption of resolutions of the board of directors of the Company which are in full force and effect on the Closing Date, authorizing (x) the execution and delivery of the Transaction Documents and (y) the performance of the obligations of the Company thereunder.

(d)   The Company shall have obtained Committee on Uniform Securities Identification Procedures numbers (“CUSIP numbers”) for each of the Purchased Notes. On the Closing Date, the Purchased Notes shall be eligible for deposit at DTC and for DTC book-entry services.

(e)   The Purchased Notes, as of the Closing Date, satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(f)    The Company shall have delivered to the Investor the opinions of O’Melveny & Myers LLP, and Faegre Baker Daniels LLP, each dated as of the Closing Date, in substantially the form of Exhibit B attached hereto.

(g)   Simultaneously with the Closing, the Company shall issue an aggregate principal amount of Notes that, together with the Notes issued to Other Holders, is not less than $120,000,000.

(h)   The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

7.             Miscellaneous.

(a)   Governing Law; Jurisdiction; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by the internal laws of the state of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the state of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the city of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)   Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature delivered by facsimile or other electronic transmission shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c)   Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)   Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)   Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates, and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (other than the Other Agreements) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant, or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  The Company has not, directly or indirectly, made any agreements with the Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f)    Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Regis Corporation
7201 Metro Boulevard
Edina, Minnesota 55439
Facsimile:	(952) 995-3331
Attention:	Steven M. Spiegel

Copy to:

Regis Corporation
7201 Metro Boulevard
Edina, Minnesota 55439
Facsimile:	(952) 947-7300
Attention:	Eric A. Bakken

If to the Investor, to its address set forth on Exhibit C, with copies to the Investor’s representatives as set forth on Exhibit C, or to such other address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver, or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number, and an image of the first page of such transmission, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii), or (iii) above, respectively.

(g)   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto.

(h)   No Third Party Beneficiaries.  Unless otherwise expressly set forth herein, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)    Survival.  The representations and warranties of the Company and the Investor contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4 and 7 shall survive the Closing and the delivery and execution of the Purchased Notes, as applicable.  The Investor shall be responsible only for its own representations, warranties, agreements, and covenants hereunder.

(j)    Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)   No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)    Remedies.  The Investor shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which the Investor has been granted at any time under any other agreement or contract and all of the rights which the Investor has under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investor.  The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m)  Costs and Expenses. The Investor and the Company shall each pay its own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

REGIS CORPORATION

By:	/s/ Steven M. Spiegel
Name: Steven M. Spiegel
Title: Executive Vice President and Chief Financial Officer

INVESTOR: Intrepid Income Fund

Intrepid Capital Fund

By:	/s/ Mark Travis
	Name:	Mark Travis
	Title:	President

INDEX OF EXHIBITS

Exhibit A	Indenture
Exhibit B	Form of Company Counsel Opinions
Exhibit C	Purchasing Beneficial Owners

EXHIBIT A

Indenture

[Attached under separate cover]

EXHIBIT B

Form of Company Counsel Opinions

[Attached under separate cover]

EXHIBIT C

Purchasing Beneficial Owners

Name and Address of Beneficial Owner	DTC Participant Contact Name and Phone Number	DTC Participant #	Principal Amount of Purchased Notes (CUSIP 758932 AB3)

Intrepid Income Fund Zachary Padgett Intrepid Capital Management, Inc. 1400 Marsh Landing Parkway, #106 Jacksonville Beach, FL 32250 Direct: 904-242-5065 Main Office: 904-246-3433 x1210 Fax: 904-242-9229 E-mail: zpadgett@intrepidcapital.net	Ryan Meissen 414.905.5419	2803	$4,225,000

Intrepid Capital Fund Zachary Padgett Intrepid Capital Management, Inc. 1400 Marsh Landing Parkway, #106 Jacksonville Beach, FL 32250 Direct: 904-242-5065 Main Office: 904-246-3433 x1210 Fax: 904-242-9229 E-mail: zpadgett@intrepidcapital.net	Ryan Meissen 414.905.5419	2803	$8,275,000